EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of AMDL, Inc. (the “Company”) on Amendment No. 1 Form S-3 of our report dated March 21, 2006, on our audit of the financial statements of the Company as of December 31, 2005, and for each of the years in the two-year period then ended, which report is included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. We also consent to the use of our name as it appears under the caption “Experts.”
                               CORBIN & COMPANY, LLP
Irvine, California
July 3, 2006